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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999, relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of Dataware Technologies, Inc., which is incorporated by reference in Dataware Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 11, 1999, relating to the financial statement schedule which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 26, 1999